EXHIBIT 3.5

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            UCAR CARBON COMPANY INC.


          The undersigned, Robert P. Krass and Peter B. Mancino, hereby certify that:

          1. They are the President and the Secretary, respectively, of the corporation referred to herein.

          2. Such corporation is a corporation duly organized and validly existing under the General Corporation Law of the State of Delaware, as amended (the "Corporation Law").

          3. The name of such corporation is UCAR Carbon Company Inc.

          4. The date on which the original certificate of incorporation of such corporation was filed with the Secretary of State of the State of Delaware is October 26, 1988.

          5. This Amended and Restated Certificate of Incorporation (i) amends the certificate of incorporation of such corporation so as to, among other things, to reclassify the corporation's two authorized classes of common stock into one class of common stock, to change the number and classification of directors of the corporation, to change the proportion of directors and stockholders required and constitute a quorum and to authorize the Board of Directors of the corporation to change the By-Laws of the corporation and (ii) integrates into one instrument all of the provisions of such certificate of incorporation, as so amended, which are effective and operative.

          6. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the Corporation Law.

          7. The provisions of such certificate of incorporation, as so amended and restated, are as follows:

FIRST:    NAME
          ----

          The name of this corporation is UCAR Carbon Company Inc. (the "Corporation").

SECOND:   ADDRESS
          -------

          The address, including street number, street, city and county, of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD:    PURPOSE
          -------


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          The nature of the businesses to be conducted and the purposes to be promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the "Law").

FOURTH:   POWERS
          ------

          In order to conduct its businesses and promote and accomplish its purposes, the Corporation shall have and may exercise all of the powers conferred by the Law upon corporations formed thereunder.

FIFTH:    PERPETUAL EXISTENCE

          The Corporation shall have perpetual existence.

SIXTH:    CAPITAL STOCK

          (a) The aggregate number of shares of capital stock which the Corporation shall have authority to issue is five hundred (500), which shares shall be common stock, par value $1.00 per share (the "Common Stock").

          (b) Each share of Class A Common Stock, par value $1.00 per share, and Class B Common Stock, par value $1.00 per share, of the Corporation outstanding on the date of filing of this Amended and Restated Certificate of Incorporation shall, without any action by the holder thereof, constitute one share of Common Stock.

SEVENTH:  DIRECTORS
          ---------

          The number of directors of the Corporation shall total between three
(3) and seven (7), inclusive. Except as otherwise provided in the by-laws of the Corporation (the "By-Laws"), the election of directors of the Corporation is not required to be conducted by written ballot.

EIGHTH:   EXCULPATION
          -----------
          A director shall not be personally liable to the Corporation or the holders of shares of its capital stock for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the duty of loyalty of such director to the Corporation or such holders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Law and (iv) for any transaction from which such director derives an improper personal benefit. If the Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Law, as so amended. No repeal or modification of this Article EIGHTH shall adversely affect any right of or protection afforded to a director of the Corporation existing immediately prior to such repeal or modification.

NINTH:  BY-LAWS
        -------

          The Board may adopt, amend or repeal the By-Laws or any part thereof.

          IN WITNESS WHEREOF, the undersigned has signed this Amended and Restated Certificate of Incorporation on this 10th day of February, 1994.



                                               /s/ Robert P. Krass
                                               ---------------------------------
                                               President



ATTEST:



/s/ Peter B. Mancino
-----------------------------
Secretary


[SEAL]